Exhibit 10.2
AMENDMENT TO EMPLOYEE NON-QUALIFIED STOCK OPTION GRANT
          This Amendment (the “Amendment”) is made as of November 16, 2005 by Redwood Trust, Inc., a Maryland corporation (the “Company”), and the undersigned officer of the Company (the “Executive”).
          WHEREAS, the Company and the Executive are parties to the Employee Non-Qualified Stock Option Grant, dated ___(the “Grant Agreement”).
          WHEREAS, the Company and the Executive wish to comply with the recently enacted Internal Revenue Code Section 409A deferred compensation rules that require nonqualified stock option grants to meet certain criteria in order to be exempt from Section 409A, and since the Accrued DERs do not meet those criteria under their present terms, the Board of Directors has authorized the modification of Accrued DERs to Current-Pay DERs, as defined in the 2002 Redwood Trust, Inc. Incentive Stock Plan (“Plan”), effective as of the date of this Amendment.
          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that, notwithstanding any provision of the Grant Agreement to the contrary:
          All Accrued DERs accrued under the terms of the Grant Agreement prior to this Amendment shall be paid in cash to the Optionee within ten days of the date of this Amendment.
          The following Section of the Grant Agreement shall be deleted, effective for all dividends with a record date after the date of this Amendment:
2)      DER’s This Option Grant also entitles the Optionee to receive Dividend Equivalent Rights in the form of “accrued DERs” as defined in the Plan (“Accrued DERs”) in an amount equal to the value of any common stock dividend (either in cash or property) declared and accrued on the unexercised number of Option Shares subject to the Option granted above, subject to the limitations specified below. All such DER’s are intended to qualify as performance based compensation, having as a performance objective and condition the requirement that (i) the Company have sufficient earnings to declare and pay dividends during the period while such DER’s accrue and (ii) solely in the case of Accrued DERs payable with respect to unexercised Option Shares pursuant to Section 4(d), the additional requirement that the number of shares issued with respect to such Accrued DERs be reduced to the extent that the fair market value of the stock at the termination of the Grant is not at least equal to its Original Option Price.

a)	Accrual of DERs will commence with common stock dividends with a record date after the Date of Grant and will cease for common stock dividends with a record date after the earlier of the exercise date of the related option and the Expiration Date.
b)	The Accrued DERs will accrue on the Original Option shares and on the shares represented by Accrued DERs as set forth in Section 5(8) of the Plan on the payable date of the respective dividend.
c)	The Optionee will not receive DER accrual for a dividend declared with respect to Option Shares for which the related Option has been exercised or terminated as of the record date of that dividend. The Optionee will not receive DER accruals for a dividend declared with respect to Option Shares if the Optionee is not an employee on the record date of that dividend, provided, however, that the Optionee will receive DER accruals in the event of termination of employment to the extent provided in Sections 7, 8, and 9 hereof.
d)	DER accruals and Option grants are not considered compensation for purposes of determination of severance or termination. This provision is subject to any provisions relative to this issue in any employment agreement between the Company and the Optionee in effect at the time of this grant (as it may be amended or replaced from time to time).
          The foregoing deleted Section of the Grant Agreement shall be replaced with the following Section, effective for all dividends with a record date after the date of this Amendment:
2)	DER’s This Option Grant also entitles the Optionee to receive Dividend Equivalent Rights in the form of “current-pay DERs” as defined in the Plan (“Current-Pay DERs”) in an amount equal to the value of any common stock dividend (either in cash or property) declared and paid on the unexercised number of Option Shares subject to the Option granted above, subject to the limitations specified below. All such DERs are intended to qualify as performance based compensation, having as a performance objective and condition the requirement that the Company have sufficient earnings to declare and pay dividends during the period while such DERs accrue.
a)	Current-Pay DERs will commence with common stock dividends with a record date after the date of this Amendment and will cease for common stock dividends with a record date after the earlier of the exercise date of the related option and the Expiration Date.
b)	The Optionee will not receive a Current-Pay DER for a dividend declared with respect to Option Shares for which the related Option has been exercised or terminated as of the record date of that dividend. The Optionee will not receive a Current-Pay DER for a dividend declared with respect to Option Shares if the Optionee is not an employee on the record date of that dividend, provided, however, that the Optionee will receive Current-Pay DERs in the event of termination of employment to the extent provided in Sections 7, 8, and 9 hereof.

Current-Pay DERs and Option grants are not considered compensation for purposes of determination of severance or termination pay. This provision is subject to any provisions relative to this issue in any employment agreement between the Company and the Optionee in effect at the time of this grant (as it may be amended or replaced from time to time).
          Effective for all dividends with a record date after the date of this Amendment, the following shall be deleted:
In Section 3 of the Grant Agreement, the words: “except the right to receive payment in respect of accrued DERs, including accruals with respect to any dividends with a record date that was previous to the Expiration Date.”
Section 4c and Section 4d of the Grant Agreement in their entirety.
          Effective for all dividends with a record date after the date of this Amendment, the term “accrued” shall be replaced with “paid” in the remainder of the Grant Agreement.
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          IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date set forth above.

EMPLOYEE
________________________________
Name:

REDWOOD TRUST, INC.
By:	____________________________
Name:
Title: